DEFERRED COMPENSATION PLAN FOR
                            NON-MANAGEMENT DIRECTORS
                          (Effective: December 1, 2002)

1.    General Provisions

      1.1   Purpose of Plan

            The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by providing a supplemental retirement program to attract and retain qualified non-management directors who have made or will make important contributions to the success of the Company.

      1.2   Definitions

            (a) "Acquiring Person" means any person or group of Affiliates or Associates who is or becomes the beneficial owner, directly or indirectly, of shares representing 20% or more of the outstanding Stock.

            (b) "Affiliate" or "Associate" shall have the meanings set forth as of March 1, 1990, in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

            (c) "Beneficiary" means the person or persons (including legal entities) who have been designated in accordance with Section
                  3.2 hereof to receive benefits under this Plan following a Participant's death.

            (d)   "Board" means the Board of Directors of Ralcorp Holdings, Inc.

            (e) "Change in Control" means the time when (i) any person, either individually or together with such person's Affiliates or Associates, shall have become the beneficial owner, directly or indirectly, of shares representing at least 50% of the outstanding Stock and there shall have been a public announcement of such occurrence by the Company or such person or (ii) individuals who shall qualify as Continuing Directors shall have ceased for any reason to constitute at least a majority of the Board of Directors of Ralcorp Holdings, Inc.; provided however, that in the case of either clause (i) or clause (ii), a Change in Control shall not be deemed to have occurred if the event shall have been approved prior to the occurrence thereof by a majority of the Continuing Directors who shall then be members of such Board of Directors.

            (f) "Company" means Ralcorp Holdings, Inc. and its subsidiaries and affiliates.

            (g) "Compensation" means all or any part of any cash, or other consideration to be paid to a Director by the Company as directors' fees or retainers.

            (h) "Continuing Director" means any member of the Board while such person is a member of the Board, who is not an Affiliate or Associate of an Acquiring Person or of any such Acquiring Person's Affiliate or Associate and was a member of the Board prior to the time when such Acquiring Person became an Acquiring Person, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a
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                  representative or nominee of an Acquiring Person or of any
                  Affiliate or Associate of such Acquiring Person and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

            (i) "Date of Crediting" means, with respect to any Compensation deferred pursuant to the Plan, as soon as administratively practicable after the end of the month in which such Compensation would otherwise be paid to a Participant.

            (j)   "Director" means any member of the Board.

            (k) "Market Value" means, in the case of Stock, the closing price of the Stock as reported by the New York Stock Exchange - Composite Transactions on the date in question, or, if the Stock is not quoted on such composite tape or if such Stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Stock is listed, or if the Stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of the Stock during the ten (10) days immediately preceding the date in question on the NASDAQ Stock Market National Market System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of the Stock as determined by a majority of the Continuing Directors in good faith.

            (l) "Non-Management Director" means any Director who is not an officer or employee of the Company.

            (m)   "Participant" means any Director who participates in the Plan.

            (n) "Plan" means the Deferred Compensation Plan for Non-Management Directors.

            (o) "Stock" means the Company's $.01 par value common stock or any such other security outstanding upon the reclassification of the Company's common stock, including, without limitation, any Stock split-up, Stock dividend, or other distributions of stock in respect of Stock, or any reverse Stock split-up, or recapitalization of the Company or any merger or consolidation of the Company with any subsidiary or affiliate, or any other transaction, whether or not with or into or otherwise involving an Acquiring Person.

            (p)   "Year" means calendar year unless otherwise specified.

      1.3   Eligibility and Participation

            Any Non-Management Director who is entitled to Compensation, and who is permitted to request the deferral of such Compensation by an independent majority of the Board is eligible to participate in the Plan. An eligible Director becomes a Participant in this Plan upon the effective date of an agreement executed by the parties pursuant to Section 2.1(c).


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      1.4   Administration of the Plan

            The Board shall administer the Plan and, in connection therewith, shall have full power and sole discretion to designate or approve Directors eligible to participate in the Plan; to approve or disapprove eligible Directors' requests for deferral in any option; to impose on any deferral any terms and conditions in addition to those set forth in the Plan; to construe and interpret the Plan; to establish rules and regulations; to delegate responsibilities to others to assist it in administering the Plan or performing any responsibilities hereunder; and to perform all other acts it believes reasonable and proper in connection with the administration of the Plan.

      1.5   Power to Amend

            The power to amend, modify or terminate this Plan at any time is reserved to the Board except that no amendment, modification or termination which would reasonably be considered to be adverse to a Participant or Beneficiary may apply to or affect the terms of any deferral of Compensation deferred prior to the effective date of such amendment, modification or termination, without the consent of the Participant or Beneficiary affected thereby.

2.    Deferral Options

      2.1   Terms and Conditions

            (a) Deferral options available - The options for deferral of Compensation offered under this Plan shall consist of the Equity Option, the Prime Money Market Option and such other investment options as the Board may from time to time determine. Prior to commencement of directorships, or with respect to existing Directors, on or before December 31 of the Year prior to the Year in which any such Compensation will be earned, an eligible director may request in writing that the Board approve a deferral either into any single deferral option provided under this Plan, or any combination thereof. In the event that a Participant does not select an option, any deferral shall be made to the Prime Money Market Fund by default. The Board, in its sole discretion, may permit amounts deferred by an eligible Director pursuant to any other deferred compensation program of the Company to be converted into any deferral option provided under this Plan. Participants in this Plan shall be permitted daily to transfer any amounts which have been deferred in a Ralcorp Stock Fund Account established pursuant to the Equity Option or one of the six Vanguard mutual funds, into another Vanguard fund or into a Ralcorp Stock Fund Account. Transfers between or among such funds is subject to compliance with the terms of SEC Rule 16(b)(short swing stock profits).

            (b) Source of terms and conditions - Any deferral under the Plan shall be subject to the provisions of the Plan, any other conditions imposed by law, and the terms of any award of Compensation. Approval of a deferral of Compensation shall in no event constitute a waiver by the Company of any conditions to the receipt of such Compensation.

            (c) Written agreement - Every deferral that is approved by the Board or its designees shall be made pursuant to a written agreement signed by the Participant and the Company. Any modifications or amendments to such agreement shall also be in writing, signed by the parties. In the event of


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                  any conflict or inconsistency between the terms of such
                  written agreement and the terms of the Plan, such written agreement shall control.

      2.2   Equity Option

            (a) Stock equivalents - Upon approval of a deferral in the Equity Option, a "Ralcorp Stock Fund Account" shall be established in the Participant's name. Stock units shall be credited to such Ralcorp Stock Fund Account in an amount determined by dividing the amount of Compensation to be deferred under this option by the Unit Market Value of the Stock on the Date of Crediting as determined on a daily basis by the Vanguard Group. Upon the occurrence of any of the events described in Section IV of the Ralcorp Holdings, Inc. Incentive Stock Plan, the number of Stock Units in each Ralcorp Stock Fund Account shall, to the extent appropriate, be adjusted accordingly.

            (b) Company Matching Deferral - Upon a deferral into the Ralcorp Stock Fund Account and the associated crediting of Stock Units to a Participant's Account, the Company shall credit such Ralcorp Stock Fund Account, on the same Date of Crediting, with additional Stock Units equal to 33-1/3% of the Compensation deferred into such Ralcorp Stock Fund Account. Such additionally credited Stock equivalents, and all dividend equivalents associated therewith, are hereinafter referred to as "Company Matching Deferrals". Any Company Matching Deferrals shall be transferable under the terms of Section 2.1(a).

            (c) Time of crediting - Deferrals in Stock Units shall be credited to a Participant's Ralcorp Stock Fund Account on the Date of Crediting.

            (d) Dividend Equivalents - To the extent dividends on the Stock are paid, dividend equivalents and fractions thereof on the stock equivalents and fractions thereof in a Participant's Ralcorp Stock Fund Account shall be awarded, converted to additional Stock Units and credited to the Ralcorp Stock Fund Account as of the dividend payment dates. The number of Stock Units to be credited as of each such date shall be determined by dividing the amount of the dividend equivalent by the Unit Value of the Ralcorp Stock Fund on the dividend payment date. The Participant's Ralcorp Stock Fund Account shall continue to earn such dividend equivalents until fully distributed if distributed in Stock, otherwise such dividend equivalents shall be earned only until the time of a Participant's termination or the effective date of the commencement of total and permanent disability. At the discretion of the Board, dividend equivalents may be credited in cash to a Deferred Cash Account established or existing for the Participant under the Vanguard Prime Money Market account, described in Section
                  2.3 hereof, instead of converting them to additional Stock Units.

            (e) Form of distribution - Distributions under this Option, including distributions of Company Matching Deferrals, shall be in cash. The amount of units in each Ralcorp Stock Fund Account multiplied by the Unit Value on the date of the Participant's termination or the effective date of the determination of total and permanent disability, with interest accruing, at the rate described in Section 2.3(a) hereof, from such date of termination or determination of total and permanent disability until the time of distribution.


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            (f)   Change in Control - Upon a Change in Control, deferrals into the Ralcorp Stock Fund will no longer be permitted and each Ralcorp Stock Fund Account shall be immediately converted into a Prime Money Market Account established pursuant to Section 2.3(a) hereof. The amount of cash to be credited to each such Prime Money Market Account shall be equal to the number of whole and/or fractional Stock Units in each Ralcorp Stock Fund Account multiplied by the Unit Value as of the Change in Control. Each Participant whose Ralcorp Stock Fund Account is hereby converted to a Prime Money Market Account shall have the right, at his sole discretion, to convert such Prime Money Market Account into any other deferral option which may be established pursuant to the Plan or any other deferred compensation plan established by the Company or any successor.

      2.3   Prime Money Market Option

            (a) Interest equivalents - Upon approval of a deferral in the Prime Money Market Option, a "Prime Money Market Account" shall be established in the Participant's name. Interest will be credited on amounts deferred under this option at the rate earned by the Vanguard Prime Money Market Fund annually as of December 31 of each year for the period from the Date of Crediting until December 31, or, if such period is greater than one year, for the one-year period commencing with the previous January 1st.

            (b) Time of crediting - The interest credits calculated each December 31 shall be credited to a Participant's Prime Money Market Account on January 1 of the next Year. Prior to distribution to a Participant pursuant to Section 3.3 hereof, interest credits calculated as described above shall be credited to such Participant's Prime Money Market Account.

            (c) Form of distribution - Distribution under this option shall be in cash.

      2.4   Vanguard Mutual Funds

            (a) Effective Date - On February 1, 2000, the following Vanguard mutual funds shall be available for investment of deferred amounts:

                        Vanguard Extended Market Index Fund
                        Vanguard 500 Index Fund
                        Vanguard Small-Cap Index Fund
                        Vanguard Total International Stock Index Fund Vanguard Total Bond Market Index Fund
                        Vanguard Prime Money Market Fund

            (b) Creation of Deferral - Upon approval of a deferral under any of the Vanguard Funds, an account for each fund selected shall be established and the amount being deferred shall be credited to such account. The value of each Participant's account shall be dependent upon the market value of the selected Vanguard fund in which such deferral was made.

            (c) Form of Distribution - Distributions under this option shall be in cash.

3.    Other Governing Provisions


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      3.1   Company's Obligations Unfunded - All benefits due a Participant or a
            Beneficiary under this Plan are unfunded and unsecured and are payable out of the general funds of the Company. The Company, in its sole and absolute discretion, may establish a "grantor trust" for the payment of benefits and obligations hereunder, the assets of which shall be at all times subject to the claims of creditors of the Company as provided for in such trust, provided that such trust does not alter the characterization of the Plan as an "unfunded plan" for purposes of the Employee Retirement Income Security Act, as amended. Such trust shall make distributions in accordance with the terms of the Plan.

      3.2 Beneficiary Designation - A Participant may file with the Secretary of the Company a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Board may from time to time prescribe) to receive, following the death of the Participant, benefits payable under any option of the Plan. The Board reserves the right to review and approve beneficiary designations. A Participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Board shall be in doubt as to the right of such beneficiary to receive any benefits under the Plan, the Board may determine to recognize only the rights of the legal representative of the Participant, in which case the Company, the Board and the members thereof shall not be under any further liability to anyone.

      3.3 Time of distribution to Participant - All amounts due to the Participant under the Plan shall be payable on the 60th day following the Participant's termination, unless at least one year prior to the date of termination the Participant has made an election to receive equal installment payments over a period of either five (5) years or ten(10) years following termination. If this request has been made, the first installment will be paid within sixty days of Retirement or termination, and subsequent installments annually thereafter until the full account balance has been distributed. If a Participant makes the installment distribution election, the Participant shall transfer any amounts from the Ralcorp Stock Fund including any Company Match Deferrals into any other available investment option under the Plan for the period of the installment payments.

      Distributions to Participants found to be totally and permanently disabled shall be on the 60th day following the determination of such disability.

      No amounts shall be payable to a Participant prior to such Participant's termination or total and permanent disability.

      3.4 Distribution upon death - In the event of the Participant's death, all amounts due under this Plan shall be paid to the Beneficiary; but if none is designated then benefits shall be paid to Participant's estate or as provided by law. Distribution in full shall be made on the 60th day following the Participant's death.

      3.5 Hardship Withdrawals - The Board in its sole and absolute discretion may permit withdrawal by a Participant of any amount from his accounts under the Plan, if the Board determines, in its discretion, that such funds are needed due to serious and immediate financial hardship from an unforeseeable emergency. Serious and immediate financial hardship to the Participant must result from a sudden and unexpected illness or accident of the Participant or a dependent, loss of property due to casualty, or other similar extraordinary and unforeseeable circumstances


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            arising from events beyond the control of the Participant. A distribution based upon such financial hardship cannot exceed the amount necessary to meet such immediate financial need. In addition, the Board may impose suspensions or other penalties as a condition to such withdrawals.

      3.6 Transferability of Benefits - The right to receive payment of benefits under this Plan shall not be transferred, assigned or pledged except by beneficiary designation, a will or pursuant to the laws of descent and distribution.

      3.7 Address of Participant or Beneficiary - A Participant shall keep the Company apprised of his current address and that of any Beneficiary at all times during his participation in the Plan. At the death of a Participant, a Beneficiary who is entitled to receive payment of benefits under the Plan shall keep the Company apprised of his current address until the entire amount to be distributed to him has been paid.

      3.8 Taxes - Any taxes required to be withheld under applicable federal, state or local tax laws or regulations may be withheld from any payment due hereunder.

      3.9 Gender - The use of masculine pronouns herein shall be deemed to include both males and females.

      3.10 Compliance with Section 16 - Notwithstanding any election made or action taken by a Participant who is subject to Section 16 of the Securities Exchange Act of 1934 ("Section 16") with respect to such Participant's account in the Ralcorp Stock Fund shall be null and void if any such election or action subjects such Participant to short-swing profit recovery under Section 16.


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